Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

SailPoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(a)	57,500,000(1)	$23.00	$1,322,500,000(2)	0.00015310	$202,474.75

Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	457(a)	57,500,000(1)	$21.00	$1,207,500,000(2)	0.00015310	$184,868.25

	Total Offering Amounts					$1,322,500,000		$202,474.75

	Total Fees Previously Paid							$184,868.25(3)

	Total Fee Offsets							—

	Net Fee Due							$17,606.50

(1)	Includes 7,500,000 shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)

The Registrant previously paid registration fees of (a) $15,310.00 in connection with the initial filing of this Registration Statement on Form S-1 on January 17, 2025 and (b) $169,558.25 in connection with the filing of Amendment No. 1 to this Registration Statement on Form S-1 on February 4, 2025.